Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Critical Path, Inc.:

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-87553, 333-95279, 333-95933, 333-36228, 333-40476, 333-44418, 333-51504, 333-63080, 333-81776, 333-123861) of Critical Path, Inc. of our report dated April 13, 2007 relating to the financial statements, which appears in this Form 10-K.

Burr, Pilger & Mayer LLP

San Francisco, California

April 13, 2007